EXHIBIT 10.4

January 26, 2012

Mr. Andrew Gordon
c/o Coffee Holding Co., Inc.
3475 Victory Boulevard
Staten Island, New York 10314

Dear Andrew:

Reference is hereby made to the Amended and Restated Employment Agreement between Coffee Holding Co., Inc. (the "Company") and you entered into on the 11th day of April, 2008 (the "Employment Agreement").  Capitalized terms used in this letter and not specifically defined in this letter shall have the meanings set forth in the Employment Agreement.

The purpose of this letter is to memorialize your consent to the 10% reduction in your annual Base Salary for the period January 1, 2012 through December 31, 2012 that was recommended by the Compensation Committee and to modify the Employment Agreement to reflect such agreement as follows:

1.  Notwithstanding the terms of Section 3.1 of the Employment Agreement, your Base Salary for the period January 1, 2012 through December 31, 2012 shall be at the rate of Three Hundred Fifteen Thousand and 00/100 Dollars ($315,000) on an annualized basis.  Accordingly, effective as of January 1, 2012, the following is hereby deemed added after the last sentence of Section 3.1 of the Employment Agreement:

Notwithstanding anything set forth in this Section 3.1 to the contrary, for the period January 1, 2012 through December 31, 2012, Executive’s annual base salary shall be Three Hundred Fifteen Thousand and 00/100 Dollars ($315,000).

2.  You acknowledge and agree that the reduction in your Base Salary to Three Hundred Fifteen Thousand and 00/100 Dollars ($315,000) on an annualized basis for the period January 1, 2012 through December 31, 2012 shall not constitute Good Reason or otherwise be deemed a breach by the Company of the terms of the Employment Agreement.

3.   Except as modified by this letter, the terms of the Employment Agreement remain unmodified and in full force and effect.

[Signature Page Follows]

Please acknowledge your agreement with the terms set forth in this letter by signing the enclosed copy of this letter where indicated and returning it to me by not later than January 26, 2012.  Thank you for your continued contributions to the Company.

COFFEE HOLDING CO., INC.

By: /s/ David Gordon
     David Gordon
     Senior Vice President – Operations
     & Secretary

Agreed and Accepted this 26th day of January, 2012

/s/ Andrew Gordon
Andrew Gordon